UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.___)
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☐     Preliminary Proxy Statement
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☐     Definitive Proxy Statement
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Tollgrade Communications, Inc.

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NEWS RELEASE
Contact: Bob Butter, Communications / Office: 412-820-1347/ bbutter@tollgrade.com
GLASS LEWIS RECOMMENDS TOLLGRADE SHAREHOLDERS VOTE THE WHITE
PROXY CARD IN SUPPORT OF ALL TOLLGRADE BOARD NOMINEES
REPORT ACKNOWLEDGES THE TOLLGRADE BOARD FOR
BEING PROACTIVE IN TRANSFORMING THE COMPANY
PITTSBURGH, July 24, 2009 — Tollgrade Communications, Inc. (NASDAQ: TLGD) today announced that Glass Lewis & Co., a leading independent proxy advisory service, has recommended to its clients that shareholders vote for all of Tollgrade’s nominees to its Board of Directors at Tollgrade’s Annual Meeting of Shareholders to be held on August 5, 2009. Glass Lewis’ clients include institutional investors, mutual funds, pension funds and other fiduciaries.
In recommending that shareholders vote for all of Tollgrade’s director nominees, Glass Lewis recognized the Tollgrade Board for acting proactively over the past two years to reposition the Company, including its completion of a thorough strategic review process and the appointment of new executive leadership. In particular, Glass Lewis took note of Tollgrade’s leadership changes that resulted in Joseph A. Ferrara being named Chief Executive Officer and the strategy that Mr. Ferrara spearheaded to refocus Tollgrade’s core business by emphasizing its service assurance offerings to the telecom market. The Glass Lewis report noted that Tollgrade’s share price has performed well since the appointment of Mr. Ferrara as Chief Executive Officer in 2007 and since the announcement of the Company’s strategic review and new business strategy. The Glass Lewis report also noted that, given the actions taken by the Tollgrade Board to transform the Company and position it for long-term growth, future profitability, market leadership and increasing returns for investors, it did not believe that Ramius LLC had demonstrated that the Tollgrade Board required new outside representation.
Excerpts of Glass Lewis’ Proxy Analysis
On Ramius’ claims that the Tollgrade Board needs additional changes:
—	“. . . [W]e do not believe that the dissident has successfully shown that the Board requires new outside representation at this time.”
On the Tollgrade Board’s proactive moves to reposition the Company:
—	“. . . [W]e believe that the Tollgrade Board of Directors has acted proactively to help turn around the Company over the past two years. The Board has appointed new executive leadership and conducted a thorough strategic review process which resulted in the existing standalone operating strategy.”
TOLLGRADE COMMUNICATIONS, INC.
493 Nixon Road / Cheswick, PA 15024
412-820-1400 / 800-878-3399 / Fax: 412-820-1530 / Telco Support: 800-777-5405
www.tollgrade.com

On the Tollgrade Board’s appointment of distinguished telecom industry veterans Charles E. Hoffman and Edward H. Kennedy to serve as its newest independent directors:
—	“. . . [t]he Board will likely benefit from the participation of the Company’s nominees given their industry experience.”
On Tollgrade’s stock price performance:
—	“. . . [T]hough Tollgrade’s share price has declined it would be difficult to conclude that the Company’s share price has significantly underperformed.”

—	“We note that the Company’s share price has performed well since the appointment of Mr. Ferrara as CEO in 2007 and since the announcement of the Company’s strategic review and new business strategy.”

—	“Notably, Tollgrade’s share price has outperformed its peer indices under the tenure of Mr. Ferrara.”

—	“Further, from the time of the announcement of the Company’s new strategic plan in October 2008 through July 17, 2009, Tollgrade’s stock has increased 45.7% while the Company peer index increased just 4.1%.“
“We are very pleased that a well-respected, independent third party such as Glass Lewis has carefully reviewed the voting alternatives and recommends that shareholders vote for all of Tollgrade’s director nominees,” said Joseph A. Ferrara, Tollgrade’s Chairman, Chief Executive Officer and President. “We are also gratified that Glass Lewis recognizes how proactive the Tollgrade Board has been in repositioning and transforming the Company. Given the substantial progress that Tollgrade has been achieving in effecting its transformation, it is unfortunate that Ramius seems steadfastly committed to continuing a distracting, disruptive and costly proxy contest that only serves to interfere with the progress we are making.”
Tollgrade urges all shareholders vote for their Board’s highly qualified nominees on the WHITE proxy card TODAY—by telephone, Internet, or by signing, dating and returning the WHITE proxy card. Shareholders that need assistance in voting their shares or have any questions are urged to call the company’s proxy solicitor, The Altman Group, Inc., Toll-Free at (866) 340-6685 or (201) 806-7300.
Important Information
In connection with the solicitation of proxies, Tollgrade Communications, Inc. has filed with the SEC and mailed to shareholders on or about June 22, 2009 a definitive proxy statement in connection with its 2009 Annual Meeting of Shareholders. A supplement to this proxy statement was filed with the SEC and mailed to shareholders on or about July 7, 2009 and it amends, supplements and, to the extent inconsistent, supersedes the corresponding information previously sent to the shareholders of Tollgrade. Tollgrade, its directors, nominees for director and certain officers, employees and other persons are deemed to be participants in the solicitation of proxies from shareholders in connection with the 2009 Annual Meeting of Shareholders. Information regarding the interests of such participants is included in the definitive proxy statement, the supplement thereto and other relevant documents filed and to be filed by Tollgrade with the SEC in connection with the proxy solicitation. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY

STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TOLLGRADE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the definitive proxy statement, the supplement thereto and any other documents filed by Tollgrade with the SEC in connection with the proxy solicitation at the SEC’s website at http://www.sec.gov and Tollgrade’s website at http://www.tollgrade.com.
About Tollgrade
Tollgrade Communications, Inc. is a leading provider of network service assurance products and services for centralized test systems around the world. Tollgrade designs, engineers, markets and supports centralized test systems, test access and next generation network assurance technologies. Tollgrade’s customers range from the top telecom providers, to numerous independent telecom and broadband providers around the world. Tollgrade’s network testing, measurement and monitoring solutions support the infrastructure of telecom companies, as well as for power distribution companies. For more information, visit Tollgrade’s web site at www.tollgrade.com.
Forward-Looking Statements
     The foregoing release contains “forward-looking statements” regarding future events or results within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cautions readers that such “forward-looking statements” are, in fact, predictions that are subject to risks and uncertainties and that actual events or results may differ materially from those anticipated events or results expressed or implied by such forward-looking statements. The Company disclaims any current intention to update its “forward-looking statements,” and the estimates and assumptions within them, at any time or for any reason. Any number of factors that could cause actual events or results to differ materially from those contained in the “forward-looking statements” is included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, the Company’s Form 10-K for the year ended December 31, 2008 and any subsequently filed reports. All documents are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or from the Company’s website at www.tollgrade.com.
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